Exhibit 15.1
     Letter on Unaudited Interim Financial Information




January 11, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Apollo Group, Inc. has incorporated by reference our report dated December 16, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statements on Form S-8 (Nos. 33-87844, 33-88982, 33-88984 and 33-63429). We are
also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ PricewaterhouseCoopers LLP